Exhibit 10.13

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is made as of the [__] day of [________], 2021, by and among (i) Arbe Robotics Ltd., a company organized under the laws of the State of Israel (the “Company”), (ii) Noam Arkind, Oz Fixman and Kobi Marenko (the “Founders”), and (iii) the investors listed in Schedule A hereto (the “Investors”). The effectiveness of this Agreement is subject to the consummation of the ITAC SPAC (as defined below).

W I T N E S S E T H:

WHEREAS, the Company and certain of its shareholders were parties to that certain Investors Rights Agreement, dated December 11, 2017 (the “December 2017 IRA”).

WHEREAS, the Company and certain of its shareholders were parties to that certain Amended and Restated Investors Rights Agreement, dated June 28, 2019, which agreement amended and restated the December 2017 IRA (the “June 2019 IRA”).

WHEREAS, the Company and certain of its shareholders are parties to that certain Second Amended and Restated Investors Rights Agreement, dated December 4, 2019, which agreement amended and restated the June 2019 IRA (as amended, the “Previous IRA”), which the parties hereto, satisfying the requisite majority to do so, wish to amend and restate it in its entirety.

NOW, THEREFORE, THE PARTIES HEREBY AGREE TO AMEND AND RESTATE THE PREVIOUS IRA AS FOLLOWS:

1. Registration Rights. The Company covenants and agrees as follows:

1.1 Definitions. For purposes of this Agreement:

(a) The term “1934 Act” means the Securities Exchange Act of 1934, as amended or the equivalent securities exchange law of another jurisdiction.

(b) The term “Act” means the Securities Act of 1933, as amended or the equivalent securities exchange law of another jurisdiction.

(c) The term “Form F-3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC, including Form S-3.

(d) The term “Holder” means any person owning Registrable Securities or any assignee thereof in accordance with Section 2.2 hereof.

(e) The term “Initial Offering” means the consummation of (i) a SPAC Transaction, (ii) direct listing or (iii) the initial underwritten public offering of Ordinary Shares of the Company pursuant to an effective registration statement under the Act, in each of subclause (i), (ii) and (iii), resulting in the Company’s Ordinary Shares being listed on the New York Stock Exchange, the NASDAQ Stock Market, The Stock Exchange of Hong Kong Limited or the London Stock Exchange plc.

(f) The term “Initiating Holders” means Holders of a majority of the Registrable Securities, assuming for purposes of such determination the conversion and exercise of all securities convertible or exercisable into Registrable Securities.

(g) The term “Ordinary Shares” shall mean the Company’s Ordinary Shares, nominal value NIS 0.01 each, as the same may be adjusted from time to time.

(h) The terms “register”, “registered”, and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document, or the equivalent actions and documents under the laws of another jurisdiction.

(i) The term “Registrable Securities” means (i)  Ordinary Shares held by the Investors, (ii) all shares that the Investors may hereafter purchase from the Company or shares issued on conversion or exercise of other securities so purchased, (iii) any shares of the Company issued as (or issuable upon the exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i) or (ii) above (in all cases subject to proportional adjustment upon any stock split, reverse stock split, stock dividend, reclassification or any other recapitalization event), excluding in all cases, however, any Registrable Securities sold in a transaction in which rights under this Section 1 are not assigned, and , further provided that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities upon the earliest to occur of: (A) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement by the applicable Holder; (B) such securities shall have ceased to be outstanding; (C) such securities have otherwise previously been sold to the public; and (D) following the Initial Offering, such securities held by such Holder (together with any affiliates of such Holder with whom such Holder must aggregate its sales under SEC Rule 144) can be sold (but with no volume or other restrictions or limitations including as to manner or timing of sale and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144(c)(1) (or Rule 144(i)(2), if applicable)) in any three (3) month period without registration under SEC Rule 144(b)(1)(i) where such Holder (together with all its affiliates) is not an affiliate of the Company The number of shares of “Registrable Securities” outstanding shall be determined by the number of Ordinary Shares outstanding and/or issuable pursuant to then exercisable or convertible securities, that are, Registrable Securities.

(j) The term “SEC” means the Securities and Exchange Commission or the equivalent securities commission of another jurisdiction.

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(k) The term “SPAC Transaction” shall mean a merger, consolidation, share exchange, share purchase or other business combination between (1) the shareholders of the Company, the Company and/or a subsidiary of the Company and (2) a publicly listed “special purpose acquisition company” (a “SPAC”) and/or its shareholders (or a subsidiary of the publicly listed company), in connection with which either (x) the Company becomes a publicly listed Company (or a subsidiary of a publicly listed company) with the Company shares registered under Section 12(b) of the 1934 Act, or (y) the shareholders of the Company immediately prior to the closing of such merger, consolidation, share exchange, share purchase or other business combination hold or have the right, by virtue of their shareholdings in the Company, to acquire or to be issued, immediately following the closing of such merger, consolidation, share exchange, share purchase or other business combination, the majority shareholding in a publicly listed company that is the surviving entity of such merger, consolidation, share exchange, share purchase or other business combination. For the avoidance of doubt, the transaction under the Business Combination Agreement, dated March 18, 2021, as amended from time to time (the “Business Combination Agreement”), between the Company and Industrial Tech Acquisitions, Inc. shall be deemed a SPAC Transaction (the “ITAC SPAC”).

1.2 Request for Registration.

(a) Subject to the conditions of this Section 1.2, if the Company receives at any time after the Initial Offering a written request from the Initiating Holders that the Company file a registration statement under the Act covering the registration of all or part of the Registrable Securities held by them on a securities exchange whereby the Company’s Ordinary Shares are traded, then the Company shall, as soon as practicable after, and in any event within twenty (20) days of the receipt thereof, give written notice of such request to all Holders (other than the Initiating Holders), and subject to the limitations of this Section 1.2 and applicable law, use best efforts to effect, as soon as practicable after such request is given, the registration under the Act of all Registrable Securities that the Holders request to be registered in a written request received by the Company within twenty (20) days of the mailing of the Company’s notice pursuant to this Section 1.2(a).

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(b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwritten public offering, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in Section 1.2(a). In such event the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwritten public offering and the inclusion of such Holder’s Registrable Securities in the underwritten public offering (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be so underwritten, the number of shares that may be included in the underwriting shall be allocated to the Holders of such Investors’ Registrable Securities so requesting to be registered on a pro rata basis, based on the number of Registrable Securities then held by all such Holders; provided, however, that the number of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration. The Company shall not register securities for sale for its own account in any registration requested pursuant to this Section 1.2 unless permitted to do so by the Initiating Holders, which permission shall not be unreasonably withheld, delayed or conditioned. The Company may not cause any other registration of securities for sale for its own account (other than a registration effected solely to implement an employee benefit plan) to be initiated after a registration requested pursuant to Section 1.2 and to become effective less than one hundred twenty (120) days after the effective date of any registration requested pursuant to Section 1.2. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For purposes of the second preceding sentence, concerning apportionment, for any selling shareholder that is a Holder of Registrable Securities and that is a partnership, limited liability company or corporation, the partners, members, retired partners, retired members and shareholders of such Holder, or the estates and family members of any such partners, members and retired partners, retired members and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling Holder” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals.

(c) The Company shall not be required to effect a registration pursuant to this Section 1.2:

(i)	in any particular jurisdiction in which the Company would be required to qualify to do business or otherwise to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Act, it being understood that if the Company has registered its securities in a certain state in the United States in which a registration is required by the Holders pursuant to this Section 1 – it will not be able to excuse itself from the demand request based on this exclusion;

(ii)	after the Company has effected two (2) registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective;

(iii)	if the Initiating Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate anticipated price to the public (net of any underwriters’ discounts or commissions) of less than eight million US Dollars ($8,000,000);

(iv)	during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date (A) one hundred eighty (180) days following the consummation of the Initial Offering; or (B) ninety (90) days following the effective date of each other Company-initiated registration subject to Section 1.3 below, provided that the Company is actively employing in good faith all best efforts to cause such registration statement to become effective; or

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(v)	if the Company shall furnish to the Initiating Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the Company’s Chief Executive Officer or Chairman of the Company’s Board of Directors (the “Board”) stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such registration statement to be effected at such time (or, if a registration statement has been filed, it would be materially detrimental to the Company or its shareholders for such registration statement to become effective or remain effective for as long as such registration statement otherwise would be required to remain effective), in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders, provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period.

(d) For purposes of Section 1, the Initiating Holders shall be entitled to determine that a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Section 1.2(b), fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included, provided that during the term of this Agreement, the Initiating Holders shall only be entitled to make a determination under this Section 1.2(d) two (2) times.

1.3 Company Registration.

(a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its shares or other securities under the Act in connection with the public offering of such securities (other than (i) a registration relating solely to the sale of securities to participants in a Company share option plan and (ii) a registration relating to a corporate reorganization or other transaction listed in Rule 145(a) of the Act or a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after delivery of such notice by the Company in accordance with Section 2.5, the Company shall, subject to the provisions of Section 1.3(c), use its best commercial efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. The number of occurrences of the registration pursuant to this Section 1.3 shall be unlimited.

(b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 1.7 hereof.

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(c) Underwriting Requirements. In connection with any underwritten public offering of shares of the Company’s share capital, the Company shall not be required under this Section 1.3 to include any of the Holders’ securities in such offering unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters) (which underwriter or underwriters shall be reasonable acceptable to the participating Holders) and enter into an underwriting agreement in customary form with an underwriter or underwriters selected by the Company. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares (including Registrable Shares) to be underwritten, the number of shares that may be included in the underwriting shall be allocated, (i) first, to the Company, and (ii) second, to the Holders of Registrable Securities pro-rata, based on the total number of Registrable Securities then held by the Holders of Registrable Securities requesting to be included in such registration; provided, however, that following the Initial Offering, the number of Registrable Securities to be included in such underwriting and registration shall not be below twenty-five percent (25%) of the total amount of shares included in such registration. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For purposes of the second preceding sentence, concerning apportionment, for any selling shareholder that is a Holder of Registrable Securities and that is a partnership, limited liability company or corporation, the partners, members, retired partners, retired members and shareholders of such Holder, or the estates and family members of any such partners, members and retired partners, retired members and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling Holder” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals.

1.4 Form F-3 Registration. Following an Initial Offering, in case the Company receives from the Initiating Holders a written request or requests that the Company effect a registration on Form F-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:

(a) as soon as practicable and in any event within twenty (20) days after receipt of any such request, give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b) use its reasonable best efforts to effect, as soon as practicable after the date such request is given, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4:

(i)	if Form F-3 is not available for such offering by the Holders;

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(ii)	if the Holders of the Registrable Securities, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than three million US Dollars ($3,000,000);

(iii)	during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of, and ending on the date six (6) months immediately following the effective date of, any registration statement pertaining the securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all best efforts to cause such registration statement to become effective; or

(iv)	if the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its shareholders for such Form F-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form F-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 1.4; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period;

(v)	if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form F-3 for the Holders pursuant to this Section 1.4; or

(vi)	in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; it being understood that if the Company has registered its securities in a certain state in the United States in which a registration is required pursuant to this Section 1.4 – it will not be able to excuse itself from the request based on this exclusion.

(c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as requests for registration effected pursuant to Section 1.2 and there shall be no limit on such requests.

1.5 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

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(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially best efforts to cause such registration statement to become effective, and, upon the request of the Holders holding a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to (i) one hundred and eighty (180) days, provided, however, that such one hundred and eighty (180) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of the Company, from selling any securities included in such registration; (ii) in the event of a Form F-3 registration, for a period of up to two hundred and seventy (270) days or, (iii) in either case, if earlier, until the distribution contemplated in the Registration Statement has been completed;

(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

(c) furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d) use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

(f) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(g) use its commercially reasonable efforts to cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(h) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(i) cause senior representatives of the Company to participate in any “road show” or “road shows” reasonably requested by any underwriter of an underwritten or “best efforts” offering of Registrable Securities; and

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(j) furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

1.6 Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities.

1.7 Expenses of Registration. All registration expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 1.2, 1.3 and 1.4 shall be borne by the Company. Registration expenses shall include all expenses incurred by the Company or incident to the Company’s performance of or compliance with this Agreement, including, without limitation, expenses incurred in connection with the preparation of a prospectus, printing, registration and filing fees, printing fees and expenses, fees and disbursements of counsel, accountants and other advisors for the Company, reasonable fees and disbursements of a single special counsel for the Holders (selected by Holders of the majority of the Registrable Securities requesting such registration), taxes, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the National Association for Securities Dealers, Inc., fees of transfer agents or registrars and the expense of any special audits incident to or required by any such registration. Notwithstanding the foregoing, however, all underwriters’ discounts and commissions and brokerage, finders or similar commissions or payments in respect of the sale of Registrable Securities shall be paid by the Holders, pro rata in accordance with the number of Registrable Securities sold in the offering.

1.8 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.9 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

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(a) To the fullest extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members or officers, directors and shareholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act (a “Holder Indemnitee”), against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any disclosure package filed with the SEC, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws; and the Company will reimburse each such Holder Indemnitee promptly upon demand for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations; provided, further, that the indemnity agreement contained in this subsection 1.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, delayed or conditioned), nor shall the Company be liable in any such case to a Holder Indemnitee for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for inclusion in such registration statement by such Holder Indemnitee. Notwithstanding anything in the aforementioned to the contrary, it is hereby clarified that the indemnity contained in this Section 1.9 shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder, its affiliates, the partners, officers, or directors, any underwriter and each other party, if any, who controls such Holder or underwriter, and such indemnity shall survive any transfer of securities by the Holder.

(b) To the fullest extent permitted by law, each Holder will severally indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other Holder participating in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for inclusion in such registration statement; and each such Holder will reimburse any person intended to be indemnified pursuant to this subsection 1.9(b), for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld, delayed or conditioned), provided that in no event shall any indemnity under this subsection 1.9(b) exceed the net proceeds from the offering received by such Holder, except in the case that such liability results from fraud or willful misconduct by such Holder.

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(c) Promptly after receipt by an indemnified party under this Section 1.9 of notice of the commencement of any action (including any governmental action) involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one (1) separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if and only if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.9 but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9. No indemnifying party will consent to entry of any judgment or enter into any settlement, which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d) If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall, subject to the limitation set forth in this Section 1.9(d), contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. Notwithstanding anything to the contrary contained herein, in no event shall the contribution obligation of any Holder set forth in this Section 1.9(d) exceed the net proceeds from the offering received by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

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(f) The obligations of the Company and Holders under this Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

1.10 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act (“SEC Rule 144”) and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form F-3, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after the consummation of the Initial Offering;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

(c) furnish to any Holder of Registrable Securities, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company with the SEC, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

1.11 Limitations on Subsequent Registration Rights. The Company shall not, without the prior written consent of the Holders holding a majority of the Registrable Securities provided that the Holders, as a group, continue to hold a majority of the Registrable Securities held by them immediately following the Initial Offering, enter into any agreement with any holder or prospective holder of any securities of the Company which would provide to such holder the right to demand or include securities in any registration on other than either: (i) a pro rata basis with the Holders or (ii) on a subordinate basis after all Holders have had the opportunity to include in the registration and offering all shares of Registrable Securities that they wish to so include. This Section 1.11 shall not apply if the terms of the registration rights to be granted is approved by a majority of the independent directors of the Company then in office.

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1.12 “Market Stand-Off” Agreement. Each Holder and each Founder hereby agrees that it will not, without the prior written consent of the managing underwriter of the Company (or, in the case of an Initial Offering that is a SPAC Transaction, the prior written consent of the Company), during the period commencing on the date of the final prospectus relating to any underwritten offering of the Company, or in the case of an Initial Offering that is a SPAC Transaction, the date of the consummation of the SPAC Transaction and ending on the date specified by the Company and, if applicable, the managing underwriter (such period not to exceed one hundred and eighty (180) days following the Initial Offering or ninety (90) days in any subsequent offering, as is required by (x) the underwriter in case of any offering or (y) by the Company in case of a SPAC Transaction, provided that in each case such period may be extended upon the request of the managing underwriter (in the case of any offering) or the Company (in the case of a SPAC Transaction), for an additional period of up to fifteen (15) days if the Company issues or proposes to issue an earnings or other public release within fifteen (15) days of the expiration of such lockup period): (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares (whether such shares or any such securities are then owned by the Holder or Founder, as the case may be, or are thereafter acquired by the Holder or Founder), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise (the “Lock-Up”). The foregoing provisions of this Section 1.12 shall apply only to the Company’s Initial Offering or any subsequent offering, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Holders if all officers and directors and shareholders of the Company holding more than one percent (1%) of the share capital of the Company enter into similar agreements (after giving effect to conversion into Ordinary Shares of all outstanding preferred shares, if any). The underwriters in connection with the Company’s Initial Offering or any subsequent offering (as applicable) are intended third party beneficiaries of this Section 1.13 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. In addition, at the underwriters’ request (or, in the case of an Initial Offering that is a SPAC Transaction, the Company’s request), each Holder shall enter into a lock-up agreement in customary form reflecting the foregoing. Notwithstanding the foregoing, any release of a Lock-Up by the underwriters shall only be effective if made on a pro rata basis, including with respect to management and employees, and any lock-up agreement with underwriters shall contain a clause to this effect. The obligations described in this Section 1.12 shall not apply to a registration relating solely to employee benefit plans on Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Rule 145 transaction on Form F-4 or similar forms that may be promulgated in the future (other than a SPAC Transaction, to which these obligations will apply).

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction, including any Shareholder) until the end of such period.

To the extent that there shall be discretionary releases of shares from the Lock-Up, such discretionary releases of shares shall be allocated on a pro rata basis based on the number of shares of Ordinary Shares held by all shareholders that are subject to the Lock-Up.

1.13 Foreign Offerings. The provisions of this Section 1 shall apply, mutatis mutandis, to any registration of securities of the Company outside of the United States.

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1.14 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 upon the earlier of (i) five (5) years following the consummation of the Initial Offering; or (ii) the consummation of any consolidation or merger of the Company with or into a third party, pursuant to which the Company’s shareholders immediately prior to such transaction own less than fifty percent (50%) of the voting securities of the surviving or acquiring entity immediately after the consummation of such transaction, or the consummation of a sale of all or substantially all of the Company’s shares to any third party provided that the consideration for such merger, consolidation or sale of shares is either cash or stock of a public company listed for trade under the Act or any equivalent law of other jurisdiction.

1.15 The Company will fulfill the undertakings set forth in Section 5.19 of the Business Combination Agreement.

2. Miscellaneous.

2.1 Further Assurances. Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected thereby.

2.2 Successors and Assigns. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. A Holder may assign or delegate such Holder’s rights, duties or obligations under this Agreement, in whole or in part, to any person to whom it transfers Registrable Securities; provided that such Registrable Securities remain Registrable Securities following such transfer and such person agrees to become bound by the terms and provisions of this Agreement. No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in Section 2.5 below and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Subject to the foregoing, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto and their respective permitted successors and assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

2.3 Governing Law; Jurisdiction. This Agreement shall be governed by and construed under the laws of the State of Israel as applied to agreements among Israeli residents entered into and to be performed entirely within the State of Israel, except that all matters governed by or relating to the federal securities laws of the United States of America shall be interpreted in accordance with such laws. Any dispute arising under or in relation to this Agreement shall be resolved by the competent court in Tel Aviv –Yafo, Israel, and each of the parties hereby submits exclusively and irrevocably to the jurisdiction of such court.

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2.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

2.5 Notices. Any notice required or permitted by any provision of this Agreement shall be given in writing and shall be delivered personally, by courier, by facsimile, by electronic mail or by registered or certified mail, postage prepaid, addressed (i) in the case of the Company, to its principal office; (ii) in the case of any Preferred Holder at the address of the Investor as set forth on Schedule A hereto, or at such other address for the Investor as shall be designated in writing from time to time by such Investor, and (iii) in the case of any permitted transferee of a party to this Agreement or its transferee, to such transferee at its address as designated in writing by such transferee to the Company from time to time. Notices that are mailed shall be deemed received five (5) days after deposit in the mail. Notices sent by courier or overnight delivery shall be deemed received two (2) days after they have been so sent. Notices sent by facsimile shall be deemed received upon confirmation of receipt of such facsimile. Notices sent by electronic mail shall be deemed received upon delivery, provided that no electronic notice of failure to deliver was received.

2.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

2.7 Entire Agreement; Amendments and Waivers. This Agreement (including the schedules hereto, if any) constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof, and, for the avoidance of doubt, supersedes and replaces the Previous IRA. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company (other than in the case of a waiver of a provision of Section 1.12 which shall require the consent of (i) the underwriter in case of any offering or (ii) the Company in case of a SPAC Transaction) and Holders holding a majority of the Registrable Securities. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the Investors, the Founders and their future transferees and the Company.

2.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

2.9 Counterparts. This Agreement may be executed in any number of counterparts (including via fax and email and including using PDF files), each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument.

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2.10 Additional Parties. The parties hereto agree that, subject to the provisions of the Articles of Association of the Company, as amended, additional parties may be added as parties to this Agreement as Holders with respect to any or all of the securities of the Company purchased by them, and shall thereupon be deemed for all purposes a Holder hereunder. Any such additional party shall execute a counterpart of this Agreement, and upon execution by such additional party and by the Company, shall be considered a Holder for purposes of this Agreement and all terms and conditions of this Agreement shall apply to such additional party. The parties agree that the schedules hereto shall be updated automatically without any formal amendment to reflect the addition of any such additional party. The Investors acknowledge that the PIPE Investors (as defined in the Business Combination Agreement) are entitled to registration rights pursuant to the PIPE Subscription Agreement.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

COMPANY:

ARBE ROBOTICS LTD.
By:
Title:

FOUNDERS (with respect to Section 1.12 hereof only):

NOAM ARKIND

OZ FIXMAN

KOBI MARENKO

[Arbe Robotics Ltd./ Signature Page to Investors’ Rights Agreement / 2021]

IN WITNESS WHEREOF, the parties have executed this Third Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

By:	By:
Title:	Title:

By:	By:
Title:	Title:

By:	By:
Title:	Title:

[Arbe Robotics Ltd./ Signature Page to Investors’ Rights Agreement / 2021]